TETRA TECHNOLOGIES, INC.
                          25025 IH-45 NORTH, 6TH FLOOR
                           THE WOODLANDS, TEXAS 77380


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 17, 1999


To the Stockholders of TETRA Technologies, Inc.:

      Notice is hereby given that the Annual Meeting of the Stockholders of TETRA Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas 77056 on the 17th day of May 1999 beginning at 11:00 a.m., Central Daylight Time, for the following purposes:


      1. To elect two directors to the Company's board to serve until the annual meeting of stockholders to be held in 2002 or until their successors have been elected and qualified;

      2. To approve the appointment of Ernst & Young LLP as the Company's independent auditors for the year 1999; and

      3. To act upon such other business as may properly come before the annual meeting or any adjournments thereof.

      Only stockholders of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the annual meeting.

      The Board of Directors and Management of the Company request that you mark, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the annual meeting, in order to ensure a quorum. If you are present at the annual meeting and wish to do so, you may revoke the proxy and vote in person.

      I hope you will be able to attend the annual meeting.




                                            /s/ BASS C. WALLACE, JR.
                                                BASS C. WALLACE, JR.
                                                Corporate Secretary


March 29, 1999
The Woodlands, Texas

                           TETRA TECHNOLOGIES, INC.
                         25025 IH-45 NORTH, 6TH FLOOR
                          THE WOODLANDS, TEXAS 77380

                                PROXY STATEMENT

------------------------------------------------------------------------------
GENERAL INFORMATION
------------------------------------------------------------------------------

      The accompanying proxy is solicited by the Board of Directors of TETRA Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 17, 1999 and at any adjournments thereof. The annual meeting will begin at 11:00 a.m., Central Daylight Time, at the Omni Houston Hotel, Four Riverway, Houston, Texas 77056. When such proxy is properly executed and returned, the shares it represents will be voted at the annual meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto. In addition, the proxy confers discretionary authority to the persons named in the proxy to vote, in their discretion, on any other matters properly presented at the annual meeting. The Board of Directors is not currently aware of any such other matters.

      Each stockholder of the Company has the unconditional right to revoke his proxy at any time prior to its exercise, either in person at the annual meeting or by written notice to the Company addressed to Corporate Secretary, TETRA Technologies, Inc., 25025 IH-45 North, The Woodlands, Texas 77380. No revocation by written notice will be effective unless such notice has been received by the Corporate Secretary of the Company prior to the day of the annual meeting or by the inspectors of elections at the annual meeting.

      The cost of solicitation of these proxies will be borne by the Company. Officers and employees of the Company may solicit proxies from the stockholders by telephone, telegram or otherwise. Such persons will receive no compensation in excess of their regular salaries for their services.

      The approximate date on which this Proxy Statement will first be sent to stockholders is March 31, 1999.

------------------------------------------------------------------------------
VOTING SECURITIES
------------------------------------------------------------------------------

      At the close of business on March 22, 1998, the record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the annual meeting or any adjournments thereof (the "Record Date"), the Company had outstanding 13,512,242 shares of common stock, $0.01 par value (the "Common Stock"), held of record by approximately 130 persons and owned beneficially by approximately 3,000 persons. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the annual meeting. Shares of Common Stock may not be voted cumulatively. All proxies that are properly completed, signed and returned prior to the annual meeting will be voted. The presence, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting. A plurality vote is required for the election of directors in Proposal 1. Accordingly, if a quorum is present at the annual meeting, the two persons nominated for election as directors receiving the greatest numbers will be elected to serve as directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the vote of the holders of a majority of the shares present or represented at the annual meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote. Votes will be counted by Harris Trust and Savings Bank, the Company's transfer agent and registrar.

      The following table sets forth, as of December 31, 1998, certain information with respect to the beneficial ownership of the Common Stock with respect to each person known by the Company to own beneficially five percent (5%) or more of the Common Stock:

                                              AMOUNT AND NATURE
  NAME AND BUSINESS ADDRESS                     OF BENEFICIAL       PERCENT OF
    OF BENEFICIAL OWNER                           OWNERSHIP           CLASS
 ---------------------------                 -------------------   ------------
Morgan Stanley Dean Witter & Co...........    1,513,000(1)             11.2%
      1585 Broadway
      New York, New York 10036
Wellington Management Company, LLP........    1,325,200(2)              9.8%
      75 State Street
      Boston, Massachusetts 02109
Becker Capital Management Inc.............      988,100(3)              7.3%
      1211 SW 5th Avenue, Suite 2185
      Portland, Oregon 97204
Dimensional Fund Advisors Inc.............      954,700(4)              7.1%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, California 90401
Vanguard Explorer Fund....................      938,600(5)              6.9%
      P.O. Box 2600
      Valley Forge, Pennsylvania 19482-2600
SAFECO Corporation........................      855,300(6)              6.3%
      SAFECO Plaza
      Seattle, Washington 98185-0001
J. P. Morgan & Co Incorporated............      853,300(7)              6.3%
      60 Wall Street
      New York, New York 10260

-----------------------------

   (1) Pursuant to a Schedule 13G dated February 10, 1999, Morgan Stanley Dean Witter & Co. has shared voting and dispositive power with respect to 1,513,000 shares of Common Stock, including 1,160,000 shares beneficially owned by its Morgan Stanley Dean Witter Advisors Inc subsidiary.

   (2) Pursuant to a Schedule 13G dated December 31, 1998 with respect to beneficial ownership as of December 31, 1998, Wellington Management Company LLP has shared voting and dispositive power with respect to 1,325,200 shares of Common Stock, including 938,600 shares beneficially owned by Vanguard Explorer Fund, which has filed a separate Schedule 13G with respect to those shares; see footnote (4) below.

   (3) Pursuant to a Schedule 13G dated February 11, 1999, Becker Capital Management has beneficial ownership and sole voting and dispositive power with respect to 988,100 shares of Common Stock.

   (4) Pursuant to a Schedule 13G dated February 11, 1999 with respect to beneficial ownership as of December 31, 1998, Dimensional Fund Advisors Inc. has shared voting and dispositive power with respect to 954,700 shares of Common Stock.

   (5) Pursuant to a Schedule 13G filed February 11, 1999, Vanguard Explorer Fund has sole voting power and shared dispositive power with respect to 938,600 shares of Common Stock. These shares are also covered by a
         Schedule 13G filed by Wellington Management Company LLP; see footnote
         (1) above.

   (6) Pursuant to a Schedule 13G dated February 11, 1999 with respect to beneficial ownership as of December 31, 1998, (i) SAFECO Common Stock Trust has shared voting and dispositive power with respect to 709,800 shares of Common Stock; and (ii) SAFECO Corporation and its subsidiary SAFECO Asset Management Company have shared voting and dispositive power with respect to 855,300 shares of Common Stock (including the 709,800 shares beneficially owned by SAFECO Common Stock Trust).

   (7) Pursuant to a Schedule 13G/A filed February 23, 1999 with respect to beneficial ownership as of December 31, 1998, J. P. Morgan & Co Incorporated has sole voting power with respect to 740,300 shares and sole dispositive power with respect to 853,300 shares of Common Stock.

------------------------------------------------------------------------------
PROPOSAL 1.  ELECTION OF DIRECTORS
------------------------------------------------------------------------------

      The Board of Directors has nominated and urges you to vote FOR the election of the two directors who have been nominated to serve a three-year term of office in the 1999 class of directors. Each proxy solicited hereby will be so voted unless the stockholder specifies otherwise in the proxy. A plurality vote is required for the election of directors in Proposal 1. Accordingly, if a quorum is present at the annual meeting, the two persons nominated for election as directors receiving the greatest numbers of votes will be elected to serve as directors.

      The Company's bylaws divide the Board of Directors into three classes, designated as Class I, Class II and Class III, with respect to terms of office. Each class is elected to serve a three-year term and consists of, as nearly as possible, one-third of the members of the entire Board. By resolutions of the Board of Directors adopted in accordance with the Company's bylaws, the Board of Directors is currently comprised of nine members. The proxies solicited hereby cannot be voted for more than two nominees.

      The term of office of each of the current Class III Directors, Oscar S. Andras, Kenneth P. Mitchell and Hoyt Ammidon, Jr., expires at the time of the 1999 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected or qualified. Messrs. Mitchell and Ammidon have been nominated by the Board to serve additional three-year terms as Class III Directors. Mr. Andras declined to be nominated as a director, due to other demands on his time. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director, if elected.

      It is intended that the proxies solicited hereby will be voted FOR the election of such nominees, unless authority to do so has been withheld. If, at the time of the 1999 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will enable the proxy holder to vote for a substitute nominee of the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee will be required.

DIRECTORS AND NOMINEES FOR DIRECTOR

      The CLASS III DIRECTORS whose terms of office as directors will expire in 2002 if such persons are elected, and certain additional information with respect to each of them, are as follows:

            HOYT AMMIDON, JR. has served as a director of the Company since 1998. Mr. Ammidon has served as a managing director of Berkshire Capital Corporation, a private company that provides merger and acquisition related services to the investment management and securities industries since November 1994. Prior thereto, Mr. Ammidon held various executive positions at Cazenove Incorporated, a brokerage firm, The Chase Manhattan Investment Bank and E.F. Hutton & Co., Inc. Mr. Ammidon received a B.A. degree in History from Yale University.

            KENNETH P. MITCHELL has served as a director of the Company since 1997. Mr. Mitchell is presently a director and chairman of the compensation committee of Balchem Corporation, a manufacturer of microencapsulated products and a distributor of specialty chemicals. Mr. Mitchell served as President and Chief Executive Officer of Oakite Products, Inc., a specialty chemicals company, from 1986 to 1993. From 1964 to 1986, Mr. Mitchell held a number of executive positions with Diamond Shamrock Corporation, a public company, all of which were related to various commodity and specialty chemical business. Mr. Mitchell received a B.S. degree in Marketing and Finance from Ohio State University in 1964, and in 1979, completed the Senior Executive Program at M.I.T.

      The CLASS I DIRECTORS, whose terms of office as directors will expire in 2000, and certain additional information with respect to each of them, are as follows:

            PAUL D. COOMBS has served as Executive Vice President - Oil & Gas Services of the Company since January 1994 and as a director since June 28, 1994. Mr. Coombs served as Senior Vice President Oil and Gas of the Company from 1987 to 1994. From 1985 to 1987, Mr. Coombs served as General Manager - Oil and Gas for the Company. Mr. Coombs has served in numerous other positions for the Company since 1982.

            ALLEN T. MCINNES has served as a director of the Company since 1993. Mr. McInnes was appointed President and Chief Executive Officer of the Company effective April 1, 1996. Mr. McInnes has served as Chairman of the Board of TGC Industries, a public company involved in the geophysical business, since July 1993. Mr. McInnes also served as Chief Executive Officer of TGC Industries from July 1993 through April 1996. Mr. McInnes served as Chairman of the Board of Chase Packaging Corporation, a public company involved in the agricultural products packaging business until December 1997. Mr. McInnes is a former Executive Vice President and director of Tenneco, Inc., where at various times he had overall corporate-level responsibility for chemicals, minerals, packaging, international development and real estate operations. He also serves as a trustee director of the American Graduate School for International Management and several other educational and charitable institutions. Mr. McInnes holds B.B.A., M.B.A. and Ph.D. degrees from the University of Texas.

            J. TAFT SYMONDS has served as a director of the Company since 1981 and as Chairman of the Board since October 1993. Mr. Symonds has served as Chairman and a director of Maurice Pincoffs Company, Inc., a private international marketing company, and as President and a director of Symonds Trust Co., Ltd., a private investment firm, since 1978. Mr. Symonds also serves as a director of Plains Resources, Inc., a public energy company, and Denali Incorporated, a public company involved in the manufacture of fiberglass and steel storage tanks, pipe and manholes for the chemical, petroleum and waste water industries. Mr. Symonds received his B.A. degree from Stanford University and his M.B.A. from Harvard Business School.

      The CLASS II DIRECTORS, whose terms of office as directors will expire in 2001, and certain additional information with respect to each of them, are as follows:

            RALPH S. CUNNINGHAM has served as a director of the Company since 1999. Dr. Cunningham retired in 1997 from Citgo Petroleum Corporation, where he had served as President and Chief Executive Officer since 1995. Dr. Cunningham served as Vice Chairman of Huntsman Corporation from April 1994 to April 1995, and from August 1990 to April 1994, he served as President of Texaco Chemical Company. Prior to joining Texaco Chemical Company, Dr. Cunningham held various executive positions with Clark Oil & Refining and Tenneco. He started his career in Exxon's refinery operations. Dr. Cunningham is presently a director of Agrium, Incorporated, a Canadian public company involved in the agricultural chemicals business, Huntsman Corporation, a privately held petrochemical company headquartered in Salt Lake City, Utah, and Enterprise Products Partners L.P., a natural gas liquids and transportation company headquartered in Houston, Texas. He holds Ph.D. and M.S. degrees in Chemical Engineering from Ohio State University and a B.S. degree in Chemical Engineering from Auburn University.

            TOM H. DELIMITROS has served as a director of the Company since 1994. Mr. Delimitros is a founding General Partner of AMT Venture Partners Ltd., a private limited partnership formed in 1989 that provides equity and debt capital to emerging growth companies involved in specialty chemicals and advanced material technologies. He is also a director and is chairman of the compensation committee of the board of directors of Plains Resources, Inc., a public energy company. Mr. Delimitros received B.S. and M.S. degrees from the University of Washington in Seattle and his M.B.A. from Harvard Business School.

            GEOFFREY M. HERTEL has served as a director of the Company since 1984. From 1981 to 1984 he was associated with the Company as a non-voting director and special consultant to the Board. Mr. Hertel joined the Company in March 1993 as Senior Vice President-Finance and Administration. On January 25, 1994 he was appointed Executive Vice President-Finance and Administration. Mr. Hertel has served as President and a director of Fairway Petroleum, Inc., a private oil and gas company, and LAGGS, Inc., a private natural gas pipeline company, since 1980. From 1972 to 1985, Mr. Hertel held various positions with Rotan Mosle, Inc., an investment banking firm, most recently as Senior Vice President-Corporate Finance. Mr. Hertel received both his B.A. and M.B.A. degrees from Michigan State University.

      The following table reflects the beneficial ownership of the Common Stock and certain additional information as of March 1, 1999 with respect to (i) the directors and nominees for director of the Company, (ii) the four highest paid executive officers of the Company and its Chief Executive Officer (collectively, the "Named Executive Officers"), and (iii) the Company's directors and executive officers as a group.

                                                   NUMBER OF
                                                   SHARES OF
                                                 COMMON STOCK         PERCENT
      NAME                              AGE   BENEFICIALLY OWNED     OF CLASS
    --------                           -----  ------------------    -----------
Hoyt Ammidon, Jr.(1)(2)                  61        6,230(4)               *
Oscar S. Andras (3)                      63       13,302(5)               *
Paul D. Coombs (1)                       43      167,065(6)             1.22%
Ralph S. Cunningham(1)                   58        6,000(7)               *
Tom H. Delimitros(2)(3)                  58       19,550(8)               *
Geoffrey M. Hertel                       54      128,232(9)               *
Allen T. McInnes (3)                     61      224,326(10)            1.65%
Kenneth P. Mitchell(2)(3)                59       16,983(11)              *
Raymond D. Symens                        48       23,652(12)              *
J. Taft Symonds(3)                       59      192,926(13)            1.43%
Fred K. Vogt                             54        9,703(14)              *

Directors and executive
  officers as a group (14 persons)               850,177(15)            6.29%
      * Less than 1%

-------------------

    (1)   Member of Audit Committee.

    (2)   Member of Management and Compensation Committee.

    (3)   Member of Nominating and Corporate Governance Committee.

    (4) Includes 6,230 shares subject to options exercisable within 60 days of the Record Date.

    (5) Includes 11,302 shares subject to options exercisable within 60 days of the Record Date.

    (6) Includes 112,374 shares subject to options exercisable within 60 days of the Record Date.

    (7) Includes 6,000 shares subject to options exercisable within 60 days of the Record Date.

    (8) Includes 17,050 shares subject to options exercisable within 60 days of the Record Date.

    (9) Includes 101,374 shares subject to options exercisable within 60 days of the Record Date.

    (10) Includes 209,267 shares subject to options exercisable within 60 days of the Record Date.

    (11) Includes 11,483 shares subject to options exercisable within 60 days of the Record Date.

    (12) Includes 18,482 shares subject to options exercisable within 60 days of the Record Date.

    (13) Includes 44,731 shares subject to options exercisable within 60 days of the Record Date.

    (14) Includes 7,916 shares subject to options exercisable within 60 days of the Record Date.

    (15) Includes 577,179 shares subject to options exercisable within 60 days of the Record Date.

      COMMITTEES. The Board of Directors has a standing Audit Committee. The Audit Committee is currently comprised of Messrs. Ammidon, Cunningham and Coombs. The Audit Committee's functions include making recommendations concerning the engagement of independent auditors; reviewing with the independent auditors the plan and results of the auditing engagement; reviewing professional services provided by the independent auditors; reviewing the independence of the independent auditors; considering the range of audit and non-audit fees; and reviewing the adequacy of the Company's internal accounting controls.

      The Board of Directors also has a standing Management and Compensation Committee, which is currently comprised of Messrs. Ammidon, Delimitros and Mitchell. Until his resignation in December for health reasons, Mr. Harcrow also served as a member of this committee in 1998. The functions performed by the Management and Compensation Committee include reviewing and establishing overall management compensation; administering the Company's employee stock option plans; and approving salary and bonus awards to the Company's executive officers.

      The Board of Directors established a Nominating and Corporate Governance Committee in 1998, which is currently comprised of Messrs. Ammidon, Andras, Cunningham, Delimitros, McInnes, Mitchell and Symonds. The Nominating and Corporate Governance Committee investigates and makes recommendations to the Board with respect to qualified candidates to be nominated for election to the Board and investigates and makes recommendations to the Board with regard to all matters of corporate governance, including the structure, operation and evaluation of the Board and its committees.

      During 1998, the Board of Directors had nine meetings, the Audit Committee had three meetings and the Management and Compensation Committee had two meetings and the Nominating and Corporate Governance Committee had one meeting. During 1998, each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors held while he was a member of the Board and 75% or more of the meetings of all committees of the Board of Directors of which he was a member that were held while he was a member, except that Mr. Harcrow, who was a director until he resigned in December 1998 for health reasons, attended only six of the nine meetings of the Board of Directors, only two of the three meetings of the Audit Committee, and none of the meetings of the Management and Compensation Committee or the Nominating and Corporate Governance Committee.

      DIRECTOR COMPENSATION. Directors who are not employees of the Company or any subsidiary or affiliate of the Company (the "Outside Directors") receive compensation of $1,500 per month plus $500 for each Board or committee meeting attended, and are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committee meetings. Mr. Symonds receives total annual compensation of $40,000 for serving as Chairman of the Board of Directors.

      Under the Company's Director Stock Option Plan, as amended (the "Director Plan"), each Outside Director generally receives an automatic grant of an option to purchase 6,000 shares of Common Stock on January 1 of each year while they are a director. The options have an exercise price equal to the closing price as of the last trading day of the previous year. The Board of Directors granted Mr. Symonds an option under the TETRA Technologies, Inc. 1990 Stock Option Plan to purchase 6,000 shares of Common Stock at a price of $11 per share, which was the closing price as of December 31, 1998.

      In December 1998 the Management and Compensation Committee of the Board of Directors reviewed the outstanding options under the Company's stock option plans and determined that many optionees held options at exercise prices that limited their effectiveness as a tool for employee retention and as a long-term incentive. To address this problem, the Committee consulted with an independent benefits consultant and, after considering various alternative methods of dealing with this problem, adopted a stock option exchange program (the "Exchange Program"). Under the Exchange Program, eligible employees were permitted to surrender existing options granted in 1996, 1997 and 1998 in exchange for a new option to purchase a lesser number of shares of Common Stock at a lower exercise price, $10.1875, which was the fair market value on the date of the Committee's action. Performance options granted in 1997 and 1998 were not eligible for the Exchange Program. New options maintained the same vesting schedule as the exchanged options. Thereafter the full Board adopted a similar plan (the "Director Exchange Program") for the non-employee directors of the Company with respect to options granted in 1996, 1997 and 1998. Under this plan, the new options to non-employee directors were made under the TETRA Technologies, Inc. 1998 Director Stock Option Plan (the "1998 Director Stock Option Plan") and were options to purchase only 50% as many shares of Common Stock as the exchanged options. The purpose of the 1998 Director Stock Option Plan, which was adopted in December 1998, is to permit the Company to attract and retain qualified individuals to serve as directors of the Company and to align the interests of such individuals more closely with the interests of the Company's stockholders. A maximum of 75,000 shares of treasury stock may be issued under the 1998 Director Stock Option Plan. All non-employee directors elected to participate in the Director Exchange Program.

EXECUTIVE OFFICERS

      The current executive officers of the Company and their ages and positions are listed below.

NAME                           AGE                    POSITION

Allen T. McInnes ..........    61          President, Chief Executive Officer
                                              and Director

Geoffrey M. Hertel.........    54          Executive Vice President, Chief
                                              Financial Officer and Director

Paul D. Coombs.............    43          Executive Vice President and
                                              Director

Raymond D. Symens..........    48          Senior Vice President

Fred K. Vogt...............    54          Senior Vice President

Bruce A. Cobb..............    49          Controller and Chief Accounting
                                              Officer

James R. Hale..............    49          Treasurer and Assistant Secretary

Bass C. Wallace, Jr........    40          General Counsel and Corporate
                                              Secretary

     (Information regarding the business experience of Messrs. McInnes, Hertel and Coombs is set forth above under "Directors and Nominees for Director".)

      RAYMOND D. SYMENS was elected Senior Vice President -- Bromine and Strategic Affairs in 1997. He served as Senior Vice President -- Planning and Strategic Affairs for the Company from 1994 to 1997, and as Vice President -- Manufacturing from 1988 to 1994. From 1976 to 1988, Mr. Symens held various executive positions with Earth Sciences Incorporated and its wholly owned Canadian subsidiary, ESI Resources, Ltd., finally as Vice President and General Manager for the chemical recovery operations located in western Canada. Mr. Symens received his B.S. degree in Metallurgical Engineering from the South Dakota School of Mines and Technology.

      FRED K. VOGT was elected as Senior Vice President -- Specialty Chemicals upon his employment by the Company in 1997. Beginning in 1970, Mr. Vogt was employed by Mallinckrodt Group, Inc., a pharmaceutical and laboratory chemicals company, in various positions, last serving as President of the Mallinckrodt Baker Division from 1995 to 1996. From 1991 to 1995, Mr. Vogt served as Vice President, Performance and Laboratory Chemicals, from 1987 to 1991 as Vice President, Science Product Division and from 1984 to 1987, Mr. Vogt served as Assistant General Manager for Mallinckrodt's Specialty Chemicals Division. Mr. Vogt received his B.S. in Chemical Engineering, M.S. in Engineering Administration and an Honorary Professional Chemical Engineering Degree from University of Missouri at Rolla.

      BRUCE A. COBB has served as Controller of the Company since 1991. From 1987 to 1991, Mr. Cobb was the chief financial officer of Speeflo Manufacturing Company. From 1979 to 1987, he served as division controller for Hughes Production Tools, a division of Hughes Tool Company. From 1973 to 1979, Mr. Cobb practiced accounting with Ernst & Young. Mr. Cobb received a B.B.A. degree in accounting from the University of Texas, and he is a certified public accountant.

      JAMES R. HALE has served as Treasurer of the Company since 1986. Mr. Hale served as Chief Financial Officer of the Company from 1986 until 1993. From 1976 to 1985, Mr. Hale held various positions with First City Bancorporation of Texas, Inc., most recently as Vice President and Manager of Profit Planning. Mr. Hale received a B.S. degree in economics and history from the University of the South and an M.B.A. from Vanderbilt University. Mr. Hale is a certified public accountant.

      BASS C. WALLACE, JR. has served as General Counsel of the Company since his initial employment by the Company in 1994. Prior to that time, he was a partner with the law firm of Norton & Blair, P.C., where he practiced corporate and securities law from 1990 to 1994. Mr. Wallace has served as Corporate Secretary of the Company since 1996. Mr. Wallace received his B.A. degree in economics from the University of Virginia and his J.D. degree from the University of Texas School of Law.

COMPENSATION OF EXECUTIVE OFFICERS

     The following information is given for the years 1996 through 1998 with respect to the Named Executive
Officers:

                          SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                          ANNUAL COMPENSATION(1)       COMPENSATION
                                                        --------------------------    --------------
                                                                                        SECURITIES          ALL
                                          FISCAL                                        UNDERLYING         OTHER
NAME AND PRINCIPAL POSITION                YEAR          SALARY            BONUS       OPTIONS(#)(2)   COMPENSATION(3)
---------------------------               ------        --------         ---------    --------------  ------------------
Allen T. McInnes.....................      1998         $285,000        $       0        210,000          $ 3,075
   President and Chief                     1997          285,000           82,000        300,000            3,025
   Executive Officer                       1996          213,750(4)       100,000        300,000(6)         2,138
Paul D. Coombs.......................      1998         $221,004        $       0         52,500          $ 3,750
   Executive Vice President                1997          197,004          120,000        100,000            4,750
                                           1996          187,000          112,326         75,000(6)         2,250
Geoffrey M. Hertel...................      1998         $210,000        $       0         52,500          $ 4,800
   Executive Vice President;               1997          191,004           70,670        100,000            2,954
   Chief Financial Officer                 1996          182,000           71,526         75,000(6)             0
Raymond D. Symens....................      1998         $175,000        $       0         73,000          $ 4,800
   Senior Vice President                   1997          159,167           44,800              0            4,678
Fred K. Vogt.........................      1998         $190,000        $       0         25,000          $12,554(8)
   Senior Vice President                   1997           31,667(5)       20,0000        100,000(7)             0

------------------------------

   (1) During the years ended December 31, 1996, 1997 and 1998, none of the Named Executive Officers received perquisites or other personal benefits that exceeded the lesser of $50,000 or 10% of the total annual salary and bonus for such individual.

   (2) The Management and Compensation Committee of the Board of Directors approved an option exchange program effective December 11, 1998 (the "Option Exchange Program"). Under the program, which was optional to significantly all holders of outstanding options, each of the Named Executive Officers elected to participate and was granted replacement options with an exercise price of $10.1875, in exchange for the surrender of their options previously granted in 1996, 1997 and 1998 at higher exercise prices, except that performance options were not eligible to be exchanged under the program. The replacement options were for 70% as many shares as the 1996 options and 50% as many shares as the 1997 and 1998 options. The surrendered options were canceled. The 1998 options shown are all replacement options except 50,000 new performance stock options granted to Mr. Symens in 1998.

   (3) Represents employer matching contributions under the Company's 401(k) Retirement Plan.

   (4) Mr. McInnes was initially employed as President and Chief Executive Officer on April 1, 1996.

   (5) Mr. Vogt was initially employed as Senior Vice President on September 23, 1997.

   (6) Surrendered and canceled under the Option Exchange Program; see footnote (2) above.

   (7) 50,000 of these were surrendered and canceled under the Option Exchange Program; see footnote (2) above.

   (8) Includes $7,754 in taxable moving expenses and related employer taxes reimbursed to Mr. Vogt.

   EMPLOYMENT AGREEMENTS. Mr. McInnes and the Company entered into an employment agreement, effective April 1, 1996, with a term of four years that provides for a base salary of $285,000. Under the agreement, Mr. McInnes is entitled to participate in the Company's Incentive Compensation Program and the Company's other employee benefit plans, and he is entitled to certain other benefits. In the event of a change of control of the Company (as defined in the agreement), Mr. McInnes may be entitled to the then remaining benefits under the agreement. Under the agreement, Mr. McInnes may not compete with the Company in any business in a specified geographic area, and he agreed to certain other covenants designed to protect the Company against any such competition.

   401(K) PLAN. Under the TETRA Technologies, Inc. 401(k) Retirement Plan (the "401(k) Plan"), eligible employees may contribute on a pre-tax basis up to 15% of their compensation, subject to an annual maximum established under the Internal Revenue Code. The Company makes a matching contribution under the 401(k) Plan equal to 50% of the first 6% of a participant's annual compensation that is contributed to the 401(k) Plan. As of December 31, 1998, approximately 81% of all eligible employees had elected to participate in the 401(k) Plan.

STOCK OPTIONS

      The following information concerns individual grants of stock options made during the last fiscal year to the Named Executive Officers:


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                    PERCENT
                                  NUMBER OF         OF TOTAL
                                  SECURITIES        OPTIONS         EXERCISE
                                  UNDERLYING       GRANTED TO       OR BASE
                                   OPTIONS          EMPLOYEES        PRICE       EXPIRATION          GRANT DATE
NAME                              GRANTED(#)     IN FISCAL YEAR     ($/SHARE)       DATE        THEORETICAL VALUE (3)
----                             -----------     ---------------    ---------    ----------     ----------------------
Allen T. McInnes............      210,000(1)         15.54%          $10.1875      12/11/08            $1,034.768
Paul D. Coombs..............       52,500(1)          3.89%          $10.1875      12/11/08            $  236,250
Geoffrey M. Hertel..........       52,500(1)          3.89%          $10.1875      12/11/08            $  236,250
Raymond D. Symens...........       50,000(2)          3.70%          $25.00        07/26/03            $  558,500
                                   23,000(1)          1.70%          $10.1875      12/11/08            $  103,500
Fred K. Vogt................       25,000(1)          1.85%          $10.1875      12/11/08            $  112,500


--------------------------
   (1) The Management and Compensation Committee of the Board of Directors approved an option exchange program effective December 11, 1998. Under the program, which was optional to significantly all holders of outstanding options, each of the Named Executive Officers elected to participate and was granted replacement options with an exercise price of $10.1875, in exchange for the surrender of their options previously granted in 1996, 1997 and 1998 at higher exercise prices, except that performance options were not eligible to be exchanged. The replacement options were for 70% as many shares as the 1996 options and 50% as many shares as the 1997 and 1998 options. The surrendered options were canceled.

   (2) Performance option that vests in full in five years from grant date, subject to earlier vesting as follows: (i) in the event the market value per share of Common Stock is greater than or equal to 150% of the exercise price for a period of at least 20 consecutive trading days, 50% of the shares underlying such option vest immediately and (ii) in the event the market value per share of Common Stock is greater than or equal to 200% of the exercise price for a period of at least 20 consecutive trading days, the remaining 50% of the shares underlying such option vests immediately. Vested options must be exercised within three years of vesting, and, in general, no more than 100,000 vested options may be exercised in any 90 day period.

   (3) The theoretical values on the grant date were calculated using the Black-Scholes Model. The Black- Scholes Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate an option's theoretical value, including the stock's historical volatility and dividend rate, the exercise period of the option, and interest rates. The grant date theoretical value above assumes a volatility of 39.9%, a dividend yield of 0.0%, a 6.00% risk free rate of return, and an exercise five to six years after the grant date.

                       TEN YEAR OPTION REPRICING TABLE

      Effective December 11, 1998, the Company's Board of Directors approved an option exchange program (the "Option Exchange Program") whereby options were granted with an exercise price of $10.1875 to significantly all current employee optionholders (including executive officers) who elected to participate in exchange for options granted to them in 1996, 1997 and 1998. The replacement options were for 70% as many shares as the 1996 options and 50% as many shares as the 1997 and 1998 options. The surrendered options were canceled. The Option Exchange Program was an acknowledgment of the importance of the Company's key employees and executive officers. Stock option exercise prices that are substantially above the current price of the Common Stock do not provide retention value to key employees, including executive officers, who may be recruited by competitors. The Company included executive officers in the Option Exchange Program because of the importance of their leadership to the success of the Company, although performance options previously granted to the executive officers were not eligible to participate in the program. Approximately 516,000 shares were returned to the Company's stock option plans for future grants (net of the new options granted under the Option Exchange Program).



                                                                                                                      LENGTH OF
                                                      NUMBER OF                                                        ORIGINAL
                                                     SECURITIES     MARKET PRICE                                        OPTION
                                                     UNDERLYING     OF STOCK AT         EXERCISE           NEW         REMAINING
                                                       OPTIONS        TIME OF        PRICE AT TIME       EXERCISE     AT DATE OF
NAME                                       DATE       EXCHANGED       EXCHANGE        OF EXCHANGE         PRICE        EXCHANGE
----                                     --------   -------------  ---------------  -----------------  ------------  -------------
Allen T. McInnes.....................    12/11/98     284,977         $10.1875          $16.875         $10.1875       88 months
   President and                         12/11/98      15,023         $10.1875           $16.75         $10.1875       85 months
    Chief Executive Officer
Paul D. Coombs.......................    12/11/98      75,000         $10.1875           $16.75         $10.1875       85 months
   Executive Vice President
Geoffrey M. Hertel...................    12/11/98      75,000         $10.1875           $16.75         $10.1875       85 months
   Executive Vice President
Raymond D. Symens....................    12/11/98      15,000         $10.1875           $16.75         $10.1875       85 months
   Senior Vice President                 12/11/98      25,000         $10.1875           $23.00         $10.1875      111 months
Fred K. Vogt.........................    12/11/98      50,000         $10.1875           $22.00         $10.1875     105  months
   Senior Vice President


      The following table shows all exercises of stock options during the last fiscal year by the Named Executive Officers of the Company and the fiscal year-end value of unexercised options:


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES


                                                                       NUMBER OF
                                                                SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                                                     UNEXERCISED                       IN-THE-MONEY
                                                                     OPTIONS HELD                        OPTIONS
                                                                  AT FISCAL YEAR-END            AT FISCAL YEAR-END ($)(1)
                                                             ----------------------------    ------------------------------
                             SHARES
                           ACQUIRED ON          VALUE
                            EXERCISE          REALIZED                            NOT                              NOT
NAME                           (#)              ($)          EXERCISABLE      EXERCISABLE     EXERCISABLE      EXERCISABLE
----                      -------------      -----------     -----------      -----------    -------------    -------------
Allen T. McInnes........       4,000          $50,125          209,391          305,609        $169,943           $ 4,557
Paul D. Coombs..........           0          $     0          105,916          132,584        $203,238           $31,918
Geoffrey M. Hertel......       4,000          $50,125           94,916          132,584        $316,988           $31,918
Raymond D. Symens.......       5,318          $75,808           14,066          119,134        $ 20,313           $18,374
Fred K. Vogt............           0          $     0            5,833           69,167        $  4,739           $15,573


--------------------

   (1) Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company's Stock on December 31, 1998 was $11.00, based on the average of the high and low sales prices on the New York Stock Exchange on that date as reported by the Wall Street Journal.

MANAGEMENT COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      There are no transactions or relationships required to be disclosed under this section.

MANAGEMENT AND COMPENSATION COMMITTEE REPORT

      The Management and Compensation Committee, which is composed of the Outside Directors of the Company, establishes overall management compensation for the Company and is responsible for investigating, determining and awarding compensation to be paid to the Company's senior executive officers, including grants under the Company's stock option plans. In order to make such determinations, each year the Committee evaluates (i) the Company's performance relative to its annual objectives, (ii) the Company's performance relative to changes in the industry (I.E., performance relative to the opportunities available), and (iii) each senior executive officer's contribution to the Company's achievements during the year.

      The basic objectives of the senior executive compensation program are to:

      o Enable the Company to attract, retain, motivate and reward high-caliber senior executive officers to manage the Company's diverse, interconnected businesses;

      o Inspire the senior executive officers to work as a team to innovatively and aggressively pursue Company goals, including its multifaceted growth plan;

      o Encourage the senior executive officers to analyze and make improvements to the Company's business systems in order to carry operations to higher levels of achievement and efficiency;

      o Emphasize "pay for performance" by having a significant portion of the senior executive officers' total compensation "at risk" in the form of incentive compensation; and

      o Align the long-term interests of the senior executive officers with those of the Company's stockholders through the use of stock options as a portion of compensation and thereby encourage the achievement of performance objectives that enhance stockholder value on a continuing basis.

      The Committee monitors general industry conditions, changes in regulations and tax laws, and other developments that may require modifications of the senior executive compensation program in order to ensure the program is properly structured to achieve its objectives. The Company's senior executive compensation program currently is comprised of three major components: base salary, annual incentive bonuses, and longer-term incentive stock options.

      BASE SALARIES. Base salaries for each of the Company's senior executive officers are determined on an individual basis, taking into consideration the performance of the individual and his contributions to the Company's performance, the length of service of the individual with the Company, compensation by industry competitors for comparable positions, internal equities among positions, and general economic conditions. Although no specific weight is assigned to these factors, the Committee generally targets the mid-point range of salary levels paid within the industry as a primary consideration in setting base salaries. In order to determine salary levels paid within the industry, the Committee reviews various industry surveys and proxy information of its competitors and, from time to time, consults with independent compensation consulting firms. The Committee gives serious consideration to the recommendations of the Chief Executive Officer with regard to the salaries to be paid to the senior executive officers. The Committee believes that maintaining a competitive base salary structure is vital to attract and retain talented executives and that optimal performance is encouraged through the use of incentive programs, such as annual incentive compensation and stock option plans, thereby furthering the goal of having "at risk" compensation as an important component of the executive compensation program.

      ANNUAL INCENTIVE COMPENSATION. In addition to their base salaries, each of the Company's senior executive officers (in addition to other key employees) is eligible to earn an annual incentive payment under the Company's Incentive Compensation Program, depending on (i) the extent to which the Company (and the applicable Division, if any) achieves its earnings per share goal for the applicable year and (ii) such individual achieving his or her individual goals, which typically include various operating, financial and strategic goals (such as achievement of divisional earnings or other financial targets and successful completion of major projects) that are considered to be important to the Company's long- or short-term success. Individual goals are not specifically weighted in the determination of whether to award annual incentive payments to the senior executive officers. The Incentive Compensation Program has six levels of participation, each of which represents maximum amounts of incentive compensation that may be awarded (expressed as a percentage of base pay), based on the extent to which the Company achieves it earnings goal. Senior executive officers participate in the top two levels. After a year-end review of corporate and divisional achievements and the personal achievement of the applicable individual goals, the Chief Executive Officer determines the amount of the annual incentive payment, if any, that he recommends be awarded to each senior executive officer. Such review includes the Chief Executive Officer's subjective evaluation of factors that include the extent to which the goals were achieved by the senior executive officers. The Committee reviews, makes changes if desired, and approves such payments to the senior executive officers. No employees of the Company received payments under the Incentive Compensation Program with regard to the Company's financial performance in 1998.

      STOCK OPTIONS. For many years the Company has used stock options as its long-term incentive program for senior executive officers and other key employees. Stock options are used in order to relate the benefits received by the senior executive officers and key employees to the amount of appreciation realized by the stockholders over comparable periods. The Committee administers the Company's stock option plans, taking into consideration the recommendations of the Chief Executive Officer with regard to specific option grants. Stock options are generally granted every 12 to 18 months. Stock options other than "Performance Options" (discussed below) are usually granted at exercise prices not less than the market value of the stock on the date of the grant. In general, 20% of options vest one year after the date of grant and the remainder of the options vests ratably over the next four years (assuming continued employment). As a result, no options have any realizable value unless the optionee remains employed by the Company and the Company's stock appreciates in value over the exercise price. Termination of employment triggers a requirement that the options be exercised or forfeited. All stock options are non-transferable. Stock options provide the senior executive officers and other key employees the opportunity to acquire and build a meaningful ownership interest in the Company and, therefore, closely align the their interests with those of the stockholders.

            PERFORMANCE BASED STOCK OPTIONS. The Plan also permits the issuance of options (the "Performance Options") that are subject to early vesting only if the price of the Common Stock increases significantly. Performance Options include the following special terms and conditions:

      o The Exercise Price is the greater of (i) $25.00 per share or (ii) the Market Value Per Share on the Grant Date

      o These options vest in full no less than five years from the Grant Date (assuming that the option holder is still employed by the Company), subject to earlier vesting as follows:

         o Fifty percent of each such option vests immediately if the Market Value Per Share is equal to or greater than 150% of the Exercise Price for a period of at least 20 consecutive trading days; and

         o The remaining fifty percent vests immediately if the Market Value Per Share is equal to or greater than 200% of the Exercise Price for a period of at least 20 consecutive trading days

      o These options are immediately exercisable upon vesting; provided, however, that no more than 100,000 shares of Common Stock may be exercised by any individual after vesting in any 90 day period, except in the event of the death, incapacity or termination of employment of the holder or the occurrence of a Corporate Change.

      o Such options must be exercised within three years of vesting or else they expire.

      For example, if the closing price per share of the Common Stock is at or below $25.00 on the date of grant of any of such options, the exercise price will be $25.00 per share. Therefore, early vesting of 50% of such options would not occur until the closing price per share is at least $37.50 per share for 20 consecutive trading days, and the remaining 50% of such options would not vest early unless the closing price per share is at least $50.00 per share for 20 consecutive trading days.

      The Committee believes that such options will be powerful incentives to such senior executive officers to bring their full talents and energies to bear to accomplish the significant increases in stockholder values that vesting requires, within the option period. In 1998, the Committee approved a grant of Performance Options to Mr. Symens. (See above under "Summary Compensation Table" and "Stock Options" for details of these option grants.)

            STOCK OPTION EXCHANGE PROGRAM. In the Fall of 1998 the Committee reviewed the outstanding options under the Company's stock option plans and determined that many optionees held options at exercise prices that limited their effectiveness as a tool for employee retention and as a long-term incentive. To address this problem, the Committee consulted with an independent benefits consultant and, after considering various alternative methods of dealing with this problem, adopted a stock option exchange program (the "Option Exchange Program"). Under the Option Exchange Program, eligible employees were permitted to surrender existing options granted in 1996, 1997 and 1998 in exchange for a new option to purchase a lesser number of shares of Common Stock at a lower exercise price, $10.1875, which was the fair market value on the date of the Committee's action. Options granted in 1996 were exchanged for new options to purchase only 70% as many shares of Common Stock and options granted in 1997 or 1998 were exchanged for new options to purchase only 50% as many shares of Common Stock. New options maintained the same vesting schedule as the exchanged options. All executive officers elected to participate in the Option Exchange Program, although performance options were not eligible for the program. As a result of the Option Exchange Program, approximately 516,000 shares were returned to the Company's stock option plans for future grants (net of the new options granted under the Option Exchange Program). (See above under "Ten Year Option Repricing Table" for details of certain of these new options.)

      COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. McInnes is employed pursuant to the terms of a four year employment agreement entered into in 1996 in connection with his initial hiring. Under his employment agreement, Mr. McInnes is paid a base salary of $285,000 per year, subject to review by the Committee from year to year and increase if merited. Mr. McInnes did not receive a bonus under the Incentive Compensation Program with regard to the Company's performance in 1998.


                         Submitted by the Management and Compensation Committee of the Board of Directors in March 1999,


                                Tom H. Delimitros, Chairman
                                Hoyt Ammidon, Jr.
                                Kenneth P. Mitchell

      This report and the Performance Graph set forth below have been prepared for inclusion in the proxy materials to be provided to the stockholders of the Company in anticipation of the Annual Meeting of Stockholders to be held May 17, 1999 and not for inclusion in any other filing required under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent the Company specifically incorporates such information by reference into a filing under either of such Acts. This Report is not to be considered "soliciting materials" as that term is used in the proxy rules of the Securities and Exchange Commission.

INSIDER STOCK SALES

      The Company acknowledges that sales of Common Stock by the Company's insiders will occur periodically. In particular, the Company believes that its insiders who have a significant portion of their net worth in Common Stock may desire to diversify their investment portfolio over time. The Company has established an insider trading policy for insider transactions. This policy is designed to help ensure compliance with the federal securities laws and allow the anticipated periodic sales to occur in an orderly fashion, typically within a window period following the release of quarterly financial data. The insider trading policy also prohibits directors, officers and employees of the Company from purchasing securities of the Company on margin or in short sales and from buying or selling puts, calls or options involving securities of the Company (other than employee stock options). All directors, executive officers and any employees owning more than 5% of any class of securities of the Company are generally required to limit transactions in Company securities to certain specified "window" periods and they are generally prohibited from selling more than 25% of the amount of Company securities individually owned in any 12 month period.


PERFORMANCE GRAPH

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG TETRA TECHNOLOGIES, INC., THE S&P 500 INDEX,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


Tetra Technologies Inc Del (TTI)

                                                         CUMULATIVE TOTAL RETURN
                                    -----------------------------------------------------------
                                    12/93      12/94      12/95     12/96      12/97      12/98
  TETRA TECHNOLOGIES, INC.......     100        167        244       354        296        154
  PEER GROUP....................     100         98        125       151        175        142
  S&P 500.......................     100        101        139       171        229        294
  NASDAQ STOCK MARKET (U.S.)....     100         98        138       170        208        294


The Peer Group consists of the following companies:

Albemarle Corporation                  International Technology Corp.          Quaker Chemical Corporation
Amcol International Corporation        Lilly Industries, Inc.                  Raychem Corporation
Bemis Inc.                             Minerals Technologies Inc.              Scotts Company
Calgon Carbon Corporation              NewPark Resources, Inc.                 Stephan Company
Chemed Corporation                     Oil-Dri Corp of America                 Sybron Chemicals, Inc.
Cytec Industries, Inc.                 OM Group, Inc.                          SynAlloy Corporation
Ferro Corporation                      Omega Environmental, Inc.               Witco Corporation
Geon Company                           Pall Corporation


      The following companies, each of which was included in the Company's Peer Group used for the Performance Graph contained in the Company's definitive proxy statement which involved the election of the Company's directors in 1998, are no longer part of the Peer Group, since their stocks are no longer publicly traded:
BetzDearborn, Inc., Dekalb Genetics Corporation, and The GNI Group, Inc.

------------------------------------------------------------------------------
PROPOSAL 2. APPROVAL OF AUDITORS
------------------------------------------------------------------------------

      Proposal 2 requests stockholder approval of the Board of Directors appointment of the firm of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire and to respond to appropriate questions from those attending such meeting. Ernst & Young LLP has served as independent auditors for the Company since 1981.

------------------------------------------------------------------------------
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
------------------------------------------------------------------------------

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership of Common Stock (Forms 3, 4 and 5) with the Securities and Exchange Commission (the "SEC") and with the New York Stock Exchange. Executive officers and directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

      To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers and directors and 10% stockholders were complied with in a timely manner except that each of Messrs. Mitchell and Vogt did not timely report purchases of shares of Common Stock on a Form 4, although each filed a Form 5 with respect to those purchases.

------------------------------------------------------------------------------
PROPOSALS OF STOCKHOLDERS
------------------------------------------------------------------------------

      A proposal of a stockholder intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than November 30, 1999 and comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") if the stockholder making the proposal desires such proposal to be considered for inclusion in the Company's proxy materials relating to such meeting. The Company may exercise discretionary voting authority with respect to any stockholder proposal, other than a nomination of a candidate for election as a director, not included in the Company's proxy materials unless notice of such proposal is received by the Company not later than February 17, 2000 and is accompanied by a written statement as required by Rule 14a-8 under the Exchange Act.

      Additionally, the bylaws of the Company provide that a stockholder may nominate directors only if written notice complying with the provisions set forth in the bylaws is delivered to the Company by such stockholder 80 days in advance of an annual meeting or within ten days after the date of notice by the Company of a special meeting involving the election of directors. If such notice is timely given but is not accompanied by a written statement to the extent required by Rule 14a-8 under the Exchange Act, the Company may exercise discretionary voting authority over proxies with respect to such proposal.

------------------------------------------------------------------------------
ADDITIONAL FINANCIAL INFORMATION
------------------------------------------------------------------------------

      Stockholders may obtain additional financial information of the Company for the year ended December 31, 1998 from the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K may be obtained without charge by written or oral request to Carole K. Bishop, Manager, Investor Relations, TETRA Technologies, Inc., 25025 IH-45 North, 6th Floor, The Woodlands, Texas 77380, telephone (281) 367-1983. This copy will be sent via first class mail or equally prompt means within one business day of receipt of such request.

------------------------------------------------------------------------------
OTHER MATTERS
------------------------------------------------------------------------------

      The Board of Directors has at this time no knowledge of any matters to be brought before the annual meeting other than those referred to above. However, if any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

      A certified copy of the list of stockholders as of the record date of March 22, 1999 will be available for stockholder inspection at the Company's office ten days prior to the meeting date of May 17, 1999.



                                      By Order of the Board of Directors,


                                      /s/ BASS C. WALLACE, JR.
                                          BASS C. WALLACE, JR.
                                          Corporate Secretary


March 29, 1999
The Woodlands, Texas

                              FRONT SIDE OF PROXY


PROXY                       TETRA TECHNOLOGIES, INC.                       PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 17, 1999

    The undersigned hereby appoints BASS C. WALLACE, JR. and GEOFFREY M. HERTEL, and each of them, lawful attorneys and proxies of the undersigned, each acting alone with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of stockholders of TETRA Technologies, Inc. (herein the "Company") to be held at the Omni Houston
Hotel, Four Riverway, Houston, Texas 77056 on the 17th day of May 1999 at 11:00 a.m., Central Daylight Time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present.


1.  ELECTION OF DIRECTORS:
    [ ]  FOR all nominees listed,         [ ]  WITHHOLD AUTHORITY to vote for
         except as indicated to the            election of all nominees
         contrary below


   NOMINEES: Hoyt Ammidon, Jr. and Kenneth P. Mitchell

   INSTRUCTION:  To withhold authority to vote for any individual nominee, write that person's name in the space provided below:


                 _______________________________________________________________


2. TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR 1999.

                        [ ] FOR     [ ]  AGAINST     [ ]  ABSTAIN


                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)


                          (CONTINUED FROM OTHER SIDE)

    Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. All prior proxies are hereby revoked.

    This Proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement of the Company dated March 29, 1999.

                                          Dated: _________________________, 1999

                                          ______________________________________
                                                  Signature of Shareholder

                                          ______________________________________
                                                  Signature of Shareholder

                                          NOTE:  Please sign exactly as name
                                                 appears hereon. Joint owners
                                                 should each sign. When signing
                                                 as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such.

                 PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY